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                                                                     Exhibit 4.1

THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                  ENGAGE, INC.

            Amended and Restated 7.5% Secured Convertible Demand Note

                                                         as of February 15, 2002


     FOR VALUE RECEIVED, the undersigned, Engage, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to CMGI, Inc., a Delaware corporation (the "Lender"), or order, ON DEMAND (in full or in part, at Lender's choice in its sole discretion) in immediately available funds in lawful money of the United States of America, at the offices of CMGI, Inc., the principal amount of outstanding intercompany debt incurred by the Borrower during each calendar month from October 2001 to July 2002, inclusive, together with accrued but unpaid interest thereon. The intercompany debt incurred by Borrower during each calendar month and that is subject to this Note shall be acknowledged by the Borrower and Lender on the attached SCHEDULE A (the principal amount of outstanding intercompany debt incurred by the Borrower in each calendar month and due hereunder shall be referred to as the "Monthly Principal Amount" and the entire principal amount due hereunder shall be referred to as the "Principal Amount"). Interest on the Principal Amount shall be at a rate of 7.5% per annum ("Interest"), calculated on the basis of a 360-day year consisting of twelve 30 day months and compounded monthly and payable quarterly in arrears on October 31, January 31, April 30 and July 31 of each year until this Note is paid in full (each an "Interest Payment Date"). The Interest on each Monthly Principal Amount shall compound and accrue on the first day of the calendar month following the calendar month in which such debt was incurred. If all or a portion of the Principal Amount or Interest shall not be paid when due, the Borrower hereby promises to pay, on demand, interest on such overdue amount and every other amount due under this Note thereafter, from and including the demand date to, but excluding, the date such amount is paid in full at 9.5% per annum (and


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until the date such overdue amount is paid in full, "Interest" on such overdue amount shall mean interest at such rate).

     1.   Payment.

          (a) Principal and Interest Payment. Payment of the (i) Principal Amount on the date Lender demands payment and (ii) Interest on each Interest Payment Date shall be made by certified or bank cashier's check payable to the Lender (or in any other manner as mutually agreed to by the Lender and Borrower) at the Lender's principal address set forth in Section 5 hereof (or at such other place as the Lender shall notify the Borrower in writing), in lawful money of the United States of America, PROVIDED THAT, at the election of the Lender, by written notice to the Borrower given not less than five business days prior to the Interest Payment Date, the amount of Interest due on any Interest Payment Date may be paid in shares of common stock, par value $0.01 per share ("Common Stock"), of the Borrower, in the manner set forth in Section 2(a) hereof.

          (b) PREPAYMENT. The Borrower may, upon ten days written notice to Lender giving Lender the opportunity to convert this Note as provided herein, prepay this Note in cash at any time, without premium or penalty, in whole or in part, with accrued interest to the date of such payment on the amount prepaid.

          (c) SECURED NOTE. Payment of this Note is secured by a security interest in substantially all property of the Borrower (the "Collateral") pursuant to a security agreement of even date herewith between the Borrower and the Lender (the "Security Agreement"). The rights of holder under this Note are in addition to any other rights and remedies (including other rights of setoff) which holder may have. The holder shall be permitted to exercise its rights as a secured party under the Security Agreement to the extent permitted by applicable law.

          (d) DEFERRAL ON PAYMENT OR CONVERSION. In no event shall holder demand payment or conversion of any principal or interest prior to August 1, 2002. Interest payment for the quarters ending October 31, 2001, January 31, 2002, April 30, 2002 and July 31, 2002 shall be deferred until, and shall become payable on, August 1, 2002.

          2.   Conversion.


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          (a)  CONVERSION RIGHTS. Subject to and in accordance with the provisions of this Section 2, the Lender may elect, in its sole discretion, and at any time following the date hereof, to convert (the "Conversion") any Monthly Principal Amount and/or any Interest outstanding thereon into the number of shares of Common Stock determined by dividing such Monthly Principal Amount and/or Interest due thereon by the closing price per share of the Common Stock on the Nasdaq National Market as reported in The Wall Street Journal on the last trading day of such calendar month in which (i) in the case of the Principal, the Monthly Principal Amount was borrowed hereunder and (ii) in the case of the Interest, the Interest was accrued (the "Conversion Price"). The Conversion Price is subject to adjustment as provided in Section 3 hereof.

          (b) MANNER OF EFFECTING THE CONVERSION. If the Lender elects to effect the Conversion pursuant to Section 2(a) hereof, the Lender shall deliver a duly executed written notice to the Borrower of such election (the "Conversion Notice"), and in such event the Conversion shall be deemed to have been effected at the close of business on the date such Conversion Notice is given. Upon any Conversion of this Note in accordance with the terms hereof, the rights of the Lender with respect to the Principal Amount and all Interest pursuant to this Note shall cease and the Lender shall be deemed to have become the holder of record of the shares of Common Stock into which this Note shall have been converted, PROVIDED THAT, if the Lender elects to convert only a portion of the Principal Amount and Interest pursuant to Section 2(a) hereof, then the Borrower will deliver a new note to the Lender, on the same terms and conditions as this Note, with respect to the portion of the Principal Amount and Interest that is not converted (the "New Note"). Concurrently with the delivery of a Conversion Notice, the Lender shall surrender this Note to the Borrower free and clear of all liens and encumbrances. Promptly upon its receipt of a Conversion Notice, the Borrower shall (i) deliver to or upon the written order of the Lender, a certificate or certificates for the number of shares of Common Stock issuable upon such Conversion, (ii) make a cash payment in respect of any fraction of a share as provided in Section 2(c) hereof and (iii) if applicable, deliver a New Note as set forth in this Section 2(b).

          (c) FRACTIONAL SHARES. No fractional shares shall be issued upon any Conversion. Instead of any fractional share which would otherwise be issuable upon a Conversion, the Borrower shall pay a cash amount equal to such fractional share multiplied by the Conversion Price.

     3.   Antidilution Provisions.

          (a) REORGANIZATION, RECLASSIFICATION OR RECAPITALIZATION OF THE BORROWER. In case of (i) a capital reorganization, reclassification or recapitalization of the Borrower's capital stock (other than in the cases referred to in Section 3(c)


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hereof), (ii) the Borrower's consolidation or merger with or into another corporation in which the Borrower is not the surviving entity, or a merger in which the Borrower is the surviving entity but the shares of the Borrower's capital stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities, cash or otherwise, or (iii) the sale or transfer of all or substantially all of the Borrower's assets, then, as part of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer, lawful provision shall be made so that there shall thereafter be deliverable upon the Conversion of the Principal Amount and Interest or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) and without payment of any additional consideration, the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the Conversion of the Principal Amount and Interest or any portion thereof at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer. This Section 3(a) shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the Conversion of the Principal Amount and Interest or any portion thereof. If the per share consideration payable to the Lender for shares of Common Stock in connection with any transaction described in this
Section 3(a) is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Borrower's board of directors.

          (b) SPLITS AND COMBINATIONS. If the Borrower at any time or from time to time after the date of this Note subdivides any of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (c) RECLASSIFICATIONS. If the Borrower reclassifies or otherwise changes any of the securities into which this Note may be convertible into the same or a different number of securities of any other class or classes, this Note shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities that this Note was convertible into immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted.

          (d) ADJUSTMENT CERTIFICATES. Upon any adjustment of the Conversion Price or the number of shares of Common Stock issuable upon the


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Conversion of this Note, a certificate, signed by (i) the Borrower's President and Chief Financial Officer or (ii) any independent firm of certified public accountants of recognized national standing the Borrower selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Lender at the address set forth in Section 5 hereof and shall specify the adjusted Conversion Price and the number of shares of Common Stock issuable upon the Conversion of the Note after giving effect to the adjustment.

          (e) ISSUANCE OF RIGHTS OR WARRANTS. In case the Borrower shall issue to all holders of Common Stock rights or warrants entitling such holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price, the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which is the sum of the number of shares of outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph, the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur.

          (f) ISSUANCE OF COMMON STOCK. In case the Borrower shall issue or sell any shares of Common Stock at a price per share less than the Current Market Price (other than any (i) such transaction as to which an adjustment is otherwise provided for in this Section 3, (ii) the issuance of any Common Stock to CMGI, Inc. or any affiliate thereof or (iii) the issuance by the Company to directors, employees, consultants or advisors of the Borrower of shares of Common Stock, or grant of options or other rights to purchase or acquire Common Stock, at a price, or exercise price, as the case may be, no lower the fair market value of the Common Stock (as reasonably determined by the independent directors of the Company in good faith as of the time of issuance or grant, as the case may be)), the Conversion Price in effect immediately prior to the close of business on the date immediately preceding such issuance or sale shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on the date immediately preceding such issuance or sale to and the number of shares of Common Stock that the aggregate price paid for the total number of shares of Common Stock so issued or sold on such date


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would purchase at such Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on the date immediately preceding such issuance or sale and the number of additional shares of Common Stock so issued or sold. For purposes of this subparagraph, the issuance of rights, options or warrants to purchase the Common Stock or securities exchangeable for Common Stock shall be deemed issuance of Common Stock into which such securities are exercisable at an aggregate price equal to the sum of the aggregate price paid for such securities and the minimum aggregate amount (if any) payable upon exercise or conversion of such options, rights, warrants, or securities for Common Stock, and the date of issuance and sale for purposes hereof shall be the date upon which such options, rights or warrants, were issued or amended. Such adjustment shall be made successively whenever any such event shall occur; provided that no adjustment shall be made upon exercise of any option, right or warrant. If any adjustment is made as the result of the issuance of an option, right, warrant or convertible security and such option, right, warrant or security expires unexercised or unconverted, the Conversion Price shall be readjusted to the price that would have been in effect if no adjustment had been made.

          (g) NO IMPAIRMENT. The Borrower shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but shall at all times in good faith assist in the carrying out of all provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender against impairment. No reference in this Note to the Security Agreement or any guaranty shall impair the obligation of the Borrower, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

          (h) APPLICATION. Except as otherwise provided herein, all sections of this Section 3 are intended to operate independently of one another. If an event occurs that requires the application of more than one section, all applicable sections shall be given independent effect.

     4.   Default and Remedies.

     This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

               (i) default in the payment or performance of this or any other liability or obligation of the Borrower to the holder, including the payment when due of any principal, premium or interest under this Note;


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               (ii) the occurrence of any event of default under the Security
          Agreement;

               (iii) the liquidation, termination of existence, dissolution, insolvency or business failure of the Borrower, or the appointment of a receiver or custodian for the Borrower or any part of its; or

               (iv) the institution by or against the Borrower or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Borrower or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors.

     Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in The Commonwealth of Massachusetts or afforded by other applicable law.

     5.   Notices

          All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by certified mail, return receipt requested, postage prepaid, (ii) via a reputable nationwide overnight courier service or (iii) by facsimile (with "answer-back" confirmation), in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt of confirmation of delivery after it is sent by certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, or upon receipt of confirmation of delivery of a facsimile.

If to the Borrower to:           Engage, Inc.
                                 100 Brickstone Square
                                 Andover, MA 01810
                                 Attention: General Counsel


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If to the Lender to:             CMGI, Inc.
                                 100 Brickstone Square
                                 Andover, MA 01810
                                 Attention: William Williams, II, Esq.
                                 Facsimile: (978) 684-3601

Either party may give any notice, instruction or communication in connection with this Note using any other means (including personal delivery or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is received by the party to whom it was sent. Either party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Note notice thereof in the manner set forth in this Section 5.

     6.   Miscellaneous.

          This Note shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws rules. The Borrower waives presentment, notice, protest and all other notices in connection with the delivery, acceptance, performance, default and enforcement of this Note. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court of such courts, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such federal court). The Borrower agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE


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PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE
BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          If any provision of this Note shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

          This Note and all rights hereunder are freely transferable by the holder hereof, subject to compliance with applicable state and federal securities laws.

          This Note may not be changed, amended or modified except by agreement in writing signed by the Borrower and the Lender.

     7.   Certain Definitions.

     As used herein, the following terms have the following meanings:

     "CLOSING PRICE" shall mean, on any day, (i) the closing price of the Common Stock (or any other security for which a closing price must be determined) on a national securities exchange or as quoted on the Nasdaq National Market on such day, as reported by the Wall Street Journal or (ii) if the Common Stock (or any such other security) is quoted on the Nasdaq National Market but no sale occurs on such day, the average of the closing bid and asked prices of the Common Stock (or any such other security) on the Nasdaq National Market on such day, as reported by the Wall Street Journal or (iii) if the Common Stock (or any such other security) is not so listed or quoted, the average of the closing bid and asked prices of the Common Stock (or any such other security) in the U.S. over-the-counter market or (iv) if no such trading market is readily available, the fair market value of the Common Stock as reasonably determined by the independent directors of the Company in good faith.

     "CURRENT MARKET PRICE" of the Common Stock means the average of the daily Closing Prices of the Common Stock for the five consecutive trading days selected by the board of directors commencing not more than 20 trading days before, and ending not later than the date immediately preceding the record date fixed in connection with such event or, if there is no record date, the date of such event.

     8. Original Note Superceded. This Note hereby amends, restates, supersedes and replaces the 7.5% Secured Convertible Demand Note dated October 4, 2001 issued by Borrower to Lender.


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          IN WITNESS WHEREOF, the Borrower has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer as an instrument under seal, as of the day and year first above written.

                                       ENGAGE, INC.


                                       By /s/ Christopher Cuddy
                                          --------------------------------------
                                          Name: Christopher Cuddy
                                          Title: Chief Executive Officer


    ACKNOWLEDGED AND AGREED:

    By /s/ David Andonian
       --------------------------------------------
       Name: David Andonian
       Title: President and Chief Operating Officer


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